UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2011
BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-14959	39-0971239

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 West Good Hope Road Milwaukee, Wisconsin	53223

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 358-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On September 12, 2011, Brady Corporation (the “Corporation”) issued a press release announcing its fiscal 2011 fourth quarter financial results. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 8.01	OTHER EVENTS
Director Compensation
On September 9, 2011, the Corporation’s Board of Directors authorized an increase in compensation paid to its non-management Directors. Pursuant to the Board action, the annual committee chair fees will increase from $6,000 to $10,000 for each of the Chairs of the Compensation, Corporate Governance, Finance, and Technology Committees and from $10,000 to $15,000 for the Chair of the Audit Committee, effective at the annual Board of Directors meeting to be held on November 17, 2011.
On September 9, 2011, the Corporation’s Board of Directors approved an annual stock-based compensation award of approximately $75,000, half in time-based options and half in unrestricted shares of Class A Common Stock, for each non-management Director effective September 30, 2011, subject to shareholder approval of a new equity incentive plan. On September 9, 2011, the Corporation also amended the Brady Corporation Directors’ Deferred Compensation Plan to incorporate rules for the deferral of compensation payable in the form of Brady Corporation common stock. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Brady Corporation Directors’ Deferred Compensation Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The remaining components of director compensation remain unchanged.
Increase in Annual Dividend
On September 9, 2011, the Corporation announced that its Board of Directors had increased the annual cash dividend on its Class A Common Stock from $0.72 to $0.74 per share. A quarterly dividend in the amount of $0.185 per share will be paid on October 31, 2011, to shareholders of record as of the close of business on October 10, 2011. A copy of the press release regarding the dividend is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Share Repurchase Program
On September 12, 2011, the Corporation announced that its Board of Directors authorized a share buyback program for up to two million shares of the Corporation’s Class A Common Stock. The share repurchase plan may be implemented from time to time on the open market or in privately negotiated transactions. The repurchased shares will be available for use in connection with the Corporation’s stock-based plans and for other corporate purposes. A copy of the press release regarding the share buyback program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

10.1	Brady Corporation Directors’ Deferred Compensation Plan, as amended.

99.1	Press Release of Brady Corporation, dated September 12, 2011, relating to fourth quarter fiscal 2011 financial results and share buyback program.

99.2	Press Release of Brady Corporation, dated September 9, 2011, related to increase in quarterly dividend.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2011	BRADY CORPORATION

/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Brady Corporation Directors’ Deferred Compensation Plan, as amended.

99.1	Press Release of Brady Corporation, dated September 12, 2011, relating to fourth quarter fiscal 2011 financial results and share buyback program.

99.2	Press Release of Brady Corporation, dated September 9, 2011, related to increase in quarterly dividend.